Exhibit 99.1
Salesforce Signs Definitive Agreement to Acquire ClickSoftware

Addition of ClickSoftware will enhance Salesforce Service Cloud’s leadership as the #1 service platform, empowering every service employee to deliver more connected, intelligent customer service

Organizations around the world like Bosch, Deutsche Telekom, Ericsson and Unisys rely on ClickSoftware to optimize each service interaction

SAN FRANCISCO, Calif. — August 7, 2019 — Salesforce (NYSE:CRM), the global leader in CRM, today announced it has signed a definitive agreement to acquire ClickSoftware, a leader in field service management solutions. The addition of ClickSoftware will enhance Salesforce Service Cloud’s leadership as the #1 service platform, empowering every service employee from the contact center to the field to deliver more connected, intelligent customer service.

ClickSoftware enables companies to intelligently schedule and optimize field service work. Salesforce Field Service Lightning, built on Service Cloud, harnesses the latest in dispatching, mobile workforce empowerment and IoT technologies to empower companies to connect their entire service workforce on a single, centralized platform. With the combined capabilities of Field Service Lightning and ClickSoftware, Salesforce will be positioned to lead the way to the future of field service.

Comments on the News:
“Delivering exceptional field service is an increasingly important priority for companies across industries with more than 70 percent of customer service leaders making significant investments to transform their mobile workforce,” said Bill Patterson, EVP and GM of Salesforce Service Cloud. “Our acquisition of ClickSoftware will not only accelerate the growth of Service Cloud, but drive further innovation with Field Service Lightning to better meet the needs of our customers. We are thrilled to welcome the ClickSoftware team to Salesforce.”

“Our mission has been clear since the beginning—to be the global leader in field service management and deliver significant value to our customers. Joining Salesforce provides a tremendous opportunity to accelerate this vision,” said Mark Cattini, CEO of ClickSoftware. “As a part of Salesforce, we will be able to innovate faster, enabling our joint customers to deliver even better experiences to their customers. This is an exciting milestone, and I look forward to what we’ll deliver to our respective customers as one company after close.”

The Future of Service: Connected & Intelligent Field Service Experiences
As connected devices become smarter and more predictive, customers’ expectations are evolving to expect faster, more tailored engagement based on their unique needs. Companies must transform their customer service to stay competitive. This creates huge opportunities to further advance the on-site customer service experience.

Salesforce introduced Field Service Lightning in 2016 to empower the mobile workforce with a 360-degree view of the customer, predictive insights and an offline-first mobile app. ClickSoftware and Salesforce have partnered since Field Service Lightning launched to deliver proactive, intelligent field service. With ClickSoftware and Field Service Lightning, if a mobile employee gets delayed by traffic, a dispatcher can quickly route another field technician to the job so the customer’s appointment does not get delayed. These interactions are then automatically updated across the entire Salesforce platform so everyone -- customers, sales, customer service and field service -- has complete visibility.

As customer service continues to evolve, the acquisition of ClickSoftware will create strategic synergies, technological unity and new innovation opportunities for Salesforce to better meet the needs of existing and new customers around the world by providing one seamless field service solution.

Details Regarding the Proposed ClickSoftware Acquisition
Under the terms of the definitive agreement, Salesforce will acquire ClickSoftware for an amount expected to be approximately $1.35 billion, net of the value of shares currently owned by Salesforce, after taking into consideration estimated purchase price adjustments. The purchase price will comprise a mix of cash and Salesforce common stock and includes the assumption of outstanding equity awards held by ClickSoftware employees. The acquisition is expected to close during Salesforce’s fiscal quarter ending October 31, 2019, subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and Israeli antitrust clearance.

Additional Information
a.To learn more about Field Service Lightning, please visit: http://www.salesforce.com/fieldservicelightning
b.To learn more about Service Cloud, please visit: https://www.salesforce.com/service-cloud/overview/

Connect with Salesforce
a.Like Salesforce on Facebook http://facebook.com/salesforce
b.Follow @salesforce and @servicecloud on Twitter

About Salesforce
Salesforce is the global leader in Customer Relationship Management (CRM), bringing companies closer to their customers in the digital age. Founded in 1999, Salesforce enables companies of every size and industry to take advantage of powerful technologies—cloud, mobile, social, internet of things, artificial intelligence, voice and blockchain—to create a 360-degree view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

Forward-Looking Statement

This press release contains forward-looking information related to Salesforce, ClickSoftware and the acquisition of ClickSoftware by Salesforce that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this report include, among other things, statements about the potential benefits of the proposed acquisition, Salesforce’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Salesforce, the anticipated timing of the closing of the proposed acquisition, and Salesforce’s strategic plans with respect to tax charges and expenses as a result of this acquisition. Risks and uncertainties include, among other things, risks related to the ability of Salesforce to close the proposed acquisition on a timely basis or at all; the satisfaction of the conditions precedent to the closing of the proposed acquisition; Salesforce’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; Salesforce’s ability to implement its plans, forecasts and other expectations with respect to ClickSoftware after the closing of the acquisition and realize expected synergies; the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized within the expected time period or at all; negative effects of the announcement of the proposed acquisition on the market price of Salesforce's common stock or on Salesforce's operating results; transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed acquisition; the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on Salesforce’s results; Salesforce’s business strategy and Salesforce’s plan to build its business, including Salesforce’s strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of Salesforce’s sales cycles; the competitive nature of the market in which Salesforce participates; Salesforce’s international expansion strategy; Salesforce’s service performance and security, including the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; Salesforce’s operating results and cash flows; new services and product features; Salesforce’s strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of Salesforce’s investments in complementary businesses through Salesforce’s strategic investment portfolio; Salesforce’s ability to realize the benefits from strategic partnerships, joint ventures and investments; the impact of future gains or losses from Salesforce’s strategic investment portfolio including gains or losses from overall market conditions that may affect the publicly traded companies within Salesforce’s strategic investment portfolio; Salesforce’s ability to execute its business plans; Salesforce’s ability to successfully integrate acquired businesses and technologies, including the timing and manner of integrating ClickSoftware; Salesforce’s ability to continue to grow unearned revenue and remaining performance obligation; Salesforce’s ability to protect its intellectual property rights; Salesforce’s ability to develop its brands; Salesforce’s reliance on third-party hardware, software and platform providers; Salesforce’s dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of Salesforce’s deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting Salesforce’s ability to estimate its tax rate; uncertainties regarding Salesforce’s tax obligations in connection with the potential transfer of ClickSoftware’s Israeli intellectual property to the U.S., including the tax rate, the timing of the transfer and the value of such transferred intellectual property; the outcome and timing of negotiations with the Israeli tax authorities and the outcome and timing of potential related litigation; the impact of expensing stock options and other equity awards; the sufficiency of Salesforce’s capital resources; factors related to Salesforce’s 2023 and 2028 senior notes, revolving credit facility, 2021 term loan and loan associated with 50 Fremont; compliance with Salesforce’s debt covenants and lease obligations; current and potential litigation involving Salesforce; and the impact of climate change.

Further information on these and other factors that could affect Salesforce’s financial and other results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Salesforce makes with the Securities and Exchange Commission from time to time, including Salesforce’s most recent Form 10-K. These documents are available on the SEC Filings section of the Investor Information section of Salesforce’s website at www.salesforce.com/investor. Salesforce assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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